EXHIBIT 10.6
EAGLE MATERIALS INC.
FY 2007 OPERATIONAL EXCELLENCE GOALS
Gypsum Companies
1.	Goal relating to gypsum wallboard production.

2.	Goal relating to wallboard product development.

3.	Goal relating to customer relationships.
Cement Companies
1.	Goals relating to annual production and sales.
Paperboard Company
1.	Goal relating to plant operations.
Concrete and Aggregates Companies
1.	Goal relating to aggregates companies operating and financial performance.

2.	Goal relating to concrete companies operating and financial performance.
Safety – All Companies
1.	Goal relating to reportable cases.